Exhibit 31.1

Certification of Chief Executive Officer

I, Carl R. Christenson, certify that:

1. I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Altra Industrial Motion Corp. for the year ended December 31, 2018; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

By:	/s/ Carl R. Christenson
Name: Carl R. Christenson
Title: Chairman and Chief Executive Officer, Director

Date: March 29, 2019